Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238489 on Form S-8 of our report dated June 24, 2020 relating to the financial statements of 9F Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 17, 2021